Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement (Post Effective Amendment No. 2 to Form S-1 No. 333-152042) of USA Technologies, Inc. of our report dated September 26, 2007, relating to our audit of the 2007 consolidated financial statements and financial statement schedule appearing in the Prospectus, which is part of the Registration Statement dated October 14, 2009.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Goldstein Golub Kessler LLP

New York, NY
October 14, 2009